TScan Therapeutics Reports Third Quarter 2022 Financial Results and Provides Business Update

Four sites for hematologic malignancies program open and enrolling patients

Completed pre-IND meeting with the FDA for solid tumor program; virtual investor event Monday, November 14, at 5:00 PM ET to highlight clinical trial design

Ended quarter with cash and cash equivalents of $137.3 million, funding operations into 2Q’24

WALTHAM, Mass., November 9, 2022 -- TScan Therapeutics, Inc. (Nasdaq: TCRX), a clinical-stage biopharmaceutical company focused on the development of T cell receptor (TCR)-engineered T cell therapies (TCR-T) for the treatment of patients with cancer, today reported financial results and provided a business update for the third quarter ended September 30, 2022.

“We continued to make meaningful progress across the entirety of our pipeline during the third quarter and look forward to providing an update on our Phase 1 clinical trial by the end of this year. We plan to commence clinical development for the solid tumor program with multiple TCRs next year,” said David P. Southwell, President and Chief Executive Officer. “On the financing side, we are pleased to have secured a debt facility for up to $60 million with K2 HealthVentures during the third quarter. The initial $30 million that we drew at the close provides TScan with a cash runway into the second quarter of 2024.”

Debora Barton, M.D., Chief Medical Officer added: “Based on recent FDA interactions, we have a clear path to file INDs for multiple solid tumor TCRs and to conduct a Phase 1 umbrella trial which will enable us to bring our ImmunoBank of highly selective TCRs to patients. We look forward to sharing further details on our solid tumor program development plans during a virtual event later this month.”

Recent Corporate Highlights

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During the quarter TScan announced the closing of a convertible debt facility for up to $60 million with K2 HealthVentures (K2HV). The initial $30 million provided at close, in addition to the current cash on hand, extends the Company’s cash runway into the second quarter of 2024. The Company has the option to draw the remaining tranches subject to certain conditions and by mutual agreement of TScan and K2HV to further support development of additional programs and/or business development.

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TScan will present two posters at the Society for Immunotherapy of Cancer (SITC) 37th Annual Meeting:

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Multiplexed TCR-T cell therapy targeting MAGE-A1 and PRAME enhances the activity of adoptive T cell therapy in pre-clinical models; Thursday, November 10, 2022, from 9:00am-9:00pm ET, Exhibition Hall C
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Discovery of TSC-203-A02: A PRAME-specific TCR-T cell therapy candidate for the treatment of solid tumors; Friday, November 11, 2022, from 9:00am-8:30pm ET, Exhibition Hall C

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TScan has successfully completed a pre-IND meeting with the U.S. Food and Drug Administration (FDA) regarding the manufacturing, preclinical and clinical development plans for its solid tumor program. The FDA has provided feedback to TScan regarding T-Plex, its customized TCR-T cell product mixture, a collection of two to three TCRs selected from the ImmunoBank based on a patient’s tumor antigen positivity and HLA expression.

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The Company is hosting a virtual investor event Monday, November 14, 2022, at 5:00 p.m. ET to provide an in-depth review of the poster presentations at the SITC Annual Meeting related to solid tumor TCR-T candidates, clinical development plans, and TScan’s approach to multiplexed therapy as a way to potentially overcome antigen heterogeneity and HLA loss. Registration for the live event can be found here. A replay will be available on the “Events and Presentations” section of the Company’s website at ir.tscan.com.

Anticipated Near-Term and Upcoming Catalysts

Hematologic Malignancies Program: TScan’s two lead TCR-T therapy candidates, TSC-100 and TSC-101, are designed to target HA-1 and HA-2, respectively, to prevent relapse in acute myeloid leukemia (AML), acute lymphocytic leukemia (ALL) and myelodysplastic syndromes (MDS) patients undergoing allogeneic haploidentical hematopoietic cell transplantation (HCT) with reduced intensity conditioning (RIC). Up to 40% of patients who receive HCT with RIC relapse within two years after the transplant, at which point there are limited treatment options and poor prognosis. The longer-term objective is to enable more patients to maintain prolonged remission after HCT using RIC, a more tolerable chemotherapy than the myeloablative conditioning, followed by TScan’s TCR-T.

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The Phase 1 umbrella trial (NCT05473910) for TSC-100 and TSC-101 is open for enrollment, and the Company will provide a progress update at the 64th American Society of Hematology (ASH) Annual Meeting:

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Trial in Progress: A Phase 1 Umbrella Study of TCR-Engineered T Cells That Target HA-1 (TSC-100) and HA-2 (TSC-101) to Treat Residual Leukemia After Hematopoietic Cell Transplantation; Sunday, December 11, 2022, from 6:00-8:00pm CT, Ernest N. Morial Convention Center, Hall D

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The Company expects to enroll the first two cohorts in this trial in the first half of 2023 and plans to report interim data for this study by the end of 2023.

Solid Tumor Programs: TScan’s TCR-T therapy candidates for solid tumors include a combination of validated targets, such as MAGE-A1 (TSC-204), HPV16 E7 (TSC-200), and PRAME (TSC-203), as well as novel targets for TCR-T therapy, such as those for TSC-201 and TSC-202. To address resistance that can arise from HLA loss and to provide therapeutic options for a diverse patient population, TScan is also developing TCRs for multiple HLAs across all of its targets.

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The Company plans to progress IND-enabling studies for its solid tumor programs and submit IND applications for two MAGE-A1 TCRs (TSC-204-A2 and TSC-204-C7) by the end of 2022.

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The Company plans to file INDs for HPV (TSC-200-A2) and PRAME (TSC-203-A2) in the first half of 2023 with two additional INDs to be filed by the end of 2023. The Company expects to release preliminary clinical safety data for the most advanced TCRs by the end of 2023.

Third Quarter 2022 Financial Results

As of September 30, 2022, TScan Therapeutics had cash and cash equivalents of $137.3 million, excluding $5.0 million of restricted cash. Based on current operating plans, the Company believes that existing cash and cash equivalents will be sufficient to fund its operating expenses and capital expenditure requirements into the second quarter of 2024.

Revenue for the third quarter ended September 30, 2022, was $3.4 million, compared to $2.4 million for the third quarter ended September 30, 2021 (2021 Quarter). This increase is due to research activities related to TScan’s collaboration agreement with Novartis Institutes for Biomedical Research, which commenced in September 2020.

Research and development expenses for the third quarter ended September 30, 2022, were $15.0 million, compared to $14.2 million for the 2021 Quarter. The increase of $0.8 million was primarily driven by increased personnel expense and an increase in clinical study expenses as the Company advances its trials, partially offset by a decrease in preclinical expenses as the Company shifts its focus towards clinical development.

General and administrative expenses for the third quarter ended September 30, 2022, were $4.9 million, compared to $4.0 million for the 2021 Quarter. The increase of $0.9 million in general and administrative expenses was primarily driven by an increase in personnel expense related to growth to support the business.

For the third quarter ended September 30, 2022, TScan Therapeutics reported a net loss of $16.2 million, compared to a net loss of $15.8 million for the 2021 Quarter.

As of September 30, 2022, the Company had issued and outstanding shares of 24,074,927.

About TScan Therapeutics, Inc.

TScan is a clinical-stage biopharmaceutical company focused on the development of T cell receptor (TCR)-engineered T cell therapies (TCR-T) for the treatment of patients with cancer. The Company’s lead TCR-T therapy candidates, TSC-100 and TSC-101, are in development for the treatment of patients with hematologic malignancies to eliminate residual disease and prevent relapse after allogeneic hematopoietic cell transplantation. The Company is also developing multiplexed TCR-T therapy candidates for the treatment of various solid tumors. The Company has developed and continues to build its ImmunoBank, the Company’s repository of therapeutic TCRs that recognize diverse targets and are associated with multiple HLA types, in order to provide customized multiplexed TCR-T therapies for patients with a variety of solid tumors.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, express or implied statements regarding the Company’s plans, progress, and timing relating to the Company’s Phase 1 umbrella trial for TSC-100 and TSC-101 and the presentation of interim data, the Company’s plans, progress, and timing relating to the submission of INDs for the Company’s solid tumor programs and T-Plex and the presentation of preliminary clinical safety data, the Company’s ability to fund its operating expenses and capital expenditure requirements with its existing cash and cash equivalents, the Company’s current and future research and development plans or expectations, the structure, timing and success of the Company’s planned preclinical development and clinical trials, the potential benefits of any of the Company’s proprietary platforms or current or future product candidates in treating patients, and the Company’s goals, strategy, focus, and anticipated financial performance. TScan intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terms such as, but not limited to, “may,” “might,” “will,” “objective,” “intend,” “should,” “could,” “can,” “would,” “expect,” “believe,” “anticipate,” “project,” “target,” “design,” “estimate,” “predict,” “potential,” “plan,” “on track,” or similar expressions or the negative of those terms. Such forward-looking statements are based upon current expectations that involve risks, changes in circumstances, assumptions, and uncertainties. The express or implied forward-looking statements included in this release are only predictions and are subject to a number of risks, uncertainties and assumptions, including, without limitation: the beneficial characteristics, safety, efficacy, therapeutic effects and potential advantages of TScan’s TCR-T therapy candidates; TScan’s expectations regarding its preclinical studies being predictive of clinical trial results; the timing of the initiation, progress and expected results of TScan’s preclinical studies, clinical trials and its research and development programs; TScan’s plans relating to developing and commercializing its TCR-T therapy candidates, if approved, including sales strategy; estimates of the size of the addressable market for TScan’s TCR-T therapy candidates; TScan’s manufacturing capabilities and the scalable nature of its manufacturing process; TScan’s estimates regarding expenses, future milestone payments and revenue, capital requirements and needs for additional financing; TScan’s expectations regarding competition; TScan’s anticipated growth strategies; TScan’s ability to attract or retain key personnel; TScan’s ability to establish and maintain development partnerships and collaborations; TScan’s expectations regarding federal, state and foreign regulatory requirements; TScan’s ability to obtain and maintain intellectual property protection for its proprietary platform technology and our product candidates; the sufficiency of TScan’s existing capital resources to fund its future operating expenses and capital expenditure requirements; and the effect of the COVID-19 pandemic, including mitigation efforts and political, economic, legal and social effects, on any of the foregoing or other aspects of TScan’s business or operations; and other factors that are described in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of TScan’s most recent Annual Report on Form 10-K and any other filings that TScan has made or may make with the SEC in the future. Any forward-looking statements contained in this release represent TScan’s views only as of the date hereof and should not be relied upon as representing its views as of any subsequent date. Except as required by law, TScan explicitly disclaims any obligation to update any forward-looking statements.

Contacts

Heather Savelle
TScan Therapeutics, Inc.
VP, Investor Relations
857-399-9840
hsavelle@tscan.com

Joyce Allaire
LifeSci Advisors, LLC
Managing Director
617-435-6602
jallaire@lifesciadvisors.com